Exhibit 5.1

EXHIBIT 5.1 OPINION OF COUNSEL

June 14, 2005

MANEKI MINING INC.
4462 John Street
Vancouver, British Columbia V5V 3X1

Attention:   Sean Watkinson

Re:  Registration Statement on Form SB-2

Dear Mr. Watkinson:

As special counsel to Maneki Mining Inc., a Nevada corporation (the "Company"), we have been requested to provide our opinion regarding the issuance by the Company of 1,750,000 shares of the Company’s common stock (the “Shares”). We have been informed that the Shares will be registered for sale or transfer by the provisions of that certain Registration Statement on Form SB-2 to be filed by the Company with the Securities and Exchange Commission (the “Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the “Act"), relating to the registration of the Shares, which are owned by those selling stockholders specified in that Registration Statement  (the "Registration Statement"). As special counsel to the Company and for purposes of responding to that request, we have relied upon information provided by representatives of the Company for purposes of this opinion (the “Information”).

Accordingly, the purpose of this letter is to respond, in writing, to that request and furnish that opinion. In furnishing the opinion specified in this letter, we confirm that we have relied upon our review of the Information, which relates to the (i) transactions pursuant to which the Shares were issued and (ii) status of (a) the Company and (b) its common stock.

MANEKI MINING INC.
June 14, 2005

We confirm that we have assumed, without investigation, (i) the truthfulness and veracity of the Information; (ii) the genuineness of all signatures to all documents included in the definition of the Information; (iii) the legal capacities of all persons who executed those documents; (iv) the appropriate authorization and valid execution by all parties to those documents; (v) that those documents are free from any form of fraud, misrepresentation, duress, and criminal activity; (vi) the conformity of the originals of those documents to those copies thereof which were submitted to us; and (vii) the appropriate delivery and acceptance of those documents by all parties thereto. As to any material facts relating to the opinion specified in this letter which we did not verify independently, we confirm that we have relied upon representations of representatives of the Company, which are included in the definition of the Information. Solely for purpose of the opinion specified in this letter, you should assume that our investigation has been, and will continue to be, limited exclusively to that information that we believe is necessary to furnish that opinion.

Based upon and subject to the foregoing and, in reliance thereof, it is our opinion that, subject to the limitations and qualifications specified in this letter, the Shares have been duly and validly authorized for issuance and are validly issued, fully paid, and non-assessable.

The opinion specified in this letter is based solely on Nevada law.  We express no opinion as to compliance with the laws of any other jurisdiction and the effect, if any, which any such non-compliance might have. Nothing in this letter is intended of shall be construed as an opinion concerning any matters not specified in this letter.

We expressly disclaim any obligation to inform you of any facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion specified in this letter. We confirm that we render no opinion with respect to the truth and accuracy or the completeness of the Registration Statement, or any portion thereof.  The opinion specified in this letter is expressly limited to the matters specified in this letter, and we make no opinion, express or implied, as to any other matters relating to the Company or its securities.

The opinion specified in this letter is furnished solely for your benefit regarding the transactions specified in this letter and may not be delivered to or relied upon by any other person without our prior written consent.

MANEKI MINING INC.
June 14, 2005

We consent to the use of this letter as an exhibit to the Registration Statement. In furnishing that consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

The Company is hereby advised, urged, and encouraged to consult with and, if appropriate, retain securities counsel in each jurisdiction outside the United States in which the Shares may be offered and sold regarding compliance with the securities laws of such jurisdiction.

Finally, of course, in the event that you have questions or comments regarding this matter, please do not hesitate to contact us. Thank you.

Sincerely

STEPP LAW GROUP,
a professional corporation

/s/ Thomas E. Stepp, Jr.

By:  Thomas E. Stepp, Jr.
TES/cn